Exhibit 21
CA, Inc.
Subsidiaries of Registrant
Listed below are all the subsidiaries of Registrant, except for those subsidiaries which are currently inactive.
Domestic

State or Jurisdiction
of Incorporation	Name of Subsidiary

Delaware	Aprisma Holding Inc.
Delaware	Aprisma Management Technologies, Inc.
Delaware	CA Foreign, Inc.
Delaware	CA General Partner I, LLC
Delaware	CA General Partner II, LLC
Delaware	CA Management, Inc.
New York	CA Montessori Children’s Center, Inc.
Florida	CA Montessori Children’s Center, Inc.
Delaware	CA Payroll, Inc.
Delaware	CA Research, Inc.
Delaware	CA Sales & Marketing Co.
Delaware	Cendura Corporation
Delaware	Cheyenne Software International Sales Corp.
Delaware	Cheyenne Software International, Inc.
Puerto Rico	Computer Associates Caribbean, Inc.
Texas	Computer Associates Child Development Center of Plano, Inc.
Delaware	Computer Associates Finance, Inc.
Ohio	Computer Associates Independence Child Care Center, LLC
Delaware	Computer Associates Japan NIC JV Corp.
Delaware	Computer Associates Jingan JV Corp.
Delaware	Computer Associates Liger JV Corporation
Illinois	Computer Associates Lisle Child Care Center, Inc
Delaware	Computer Associates Middle East Holdings, Inc.
Delaware	Computer Associates Services, Inc
Delaware	Computer Associates ShenZhen JV Corp.
Delaware	Computer Associates SKS Taiwan JV Corporation
Delaware	Computer Associates Think, Inc.
Virginia	Computer Associates Virginia Child Care Center
Massachusetts	Computer Associates Westwood Child Care Center, Inc
Delaware	Computer Associates Xeca JV Corporation
Delaware	Concord Communications International, Inc.
Massachusetts	Concord Communications, Inc.
New York	CSIC Corp.
Massachusetts	Cullinet Software, Inc
Delaware	FirstSense Software, Inc
New York	Harlequin Associates, Inc.
Delaware	iLumin Software Servces, Inc.
Delaware	Legent Corporation
Delaware	Logic Works, Inc.
New York	MDY Advanced Technologies, Inc.
Delaware	MDY Group International, Inc.
California	Miramar Systems, Inc.
Delaware	Net Integrity, Inc.
Delaware	Netegrity, Inc.
Delaware	netViz LLC
Delaware	On-Line Software International, Inc
Illinois	Pansophic Systems, Incorporated
Delaware	Platinum Technology, Inc.
New York	Premier Management Insurance, Inc.
Delaware	Quick Access, Inc.
Delaware	Qurb, Inc.
Delaware	Sterling Software (US), Inc.
Delaware	Sterling Software, Inc.
Delaware	Tiny Software, Inc.
Delaware	Uccel Corporation
Massachusetts	Vitel Software (Concord)
California	Wily Technology, Inc.
Delaware	XOsoft, Inc.
International

State or Jurisdiction
of Incorporation	Name of Subsidiary

Australia	AMT (Australia) Pty. Ltd
Australia	AMT Australia (Pty) Limited
Cyprus	Bizpont Limited
Luxembourg	C.A. Luxembourg I SARL
Spain	C.A. Foreign Spain, S.L.
Spain	C.A. Foreign Spain, S.L.- Barcelona
France	CA
China	CA (China) Co. Ltd.
Hong Kong	CA (Hong Kong) Limited
India	CA (India) Technologies Private Limited
Malaysia	CA (Malaysia) Sdn. Bhd
Australia	CA (Pacific) Pty Ltd
Switzerland	CA (Schweiz) IT Management Solutions AG
Singapore	CA (Singapore) Pte Ltd
Taiwan	CA (Taiwan) Ltd
Dubai	CA Arabia FZ-LLC
Argentina	CA Argentina S.A.
Bahrain	CA Bahrain (S.P.C.)
Belgium	CA Belgium SA
Turkey	CA Bilgisayar Yazilim Pazarlama Ltd. Sti.
Canada	CA Canada Company
Cayman Islands	CA Cayman Company
Cyprus	CA Computer Associates Cyprus Limited
Germany	CA Computer Associates European Holding GmbH
Germany	CA Computer Associates Holding GmbH
Germany	CA Computer Associates Technology GmbH
Czech Republic	CA CZ, s.r.o.
Chile	CA de Chile, S.A.
Peru	CA de Peru ,S.A.
Germany	CA Deutschland GmbH
Greece	CA Hellas Software Services Sole Partner LTD
Netherlands	CA Holding 1 BV
Netherlands	CA Holding 4 BV
Hong Kong	CA Hong Kong Holding Company Limited
Bermuda	CA International Holdings
Spain	CA IT Management Solutions Spain, S.A.
Italy	CA Italia S.p.A.
Japan	CA Japan, Ltd.
Korea	CA Korea Inc., Ltd.
Cayman Islands	CA Marketing
New Zealand	CA Pacific (NZ) Limited
Brazil	CA Participacoes e Servicos Ltda
United Kingdom	CA Plc
Brazil	CA Programas de Computador Ltda
United Kingdom	CA Properties Holding
Thailand	CA Sales (Thailand) Co., Ltd
Mexico	CA Services, S.A. DE C.V.
Singapore	CA Singapore Holding Private Limited
Denmark	CA Software A/S
Netherlands	CA software B.V.
Colombia	CA Software de Colombia S.A.
Mexico	CA Software de Mexico, S.A. de C.V.
Finland	CA Software Finland OY
Israel	CA Software Israel Ltd
Norway	CA Software Norway A/S
Austria	CA Software Österreich GmbH
Sweden	CA Software Sweden AB
Poland	CA Sp. z.o.o.
India	Cendura Software Private Limited
Venezuela	Computer Associates (CAI) de Venezuela, C.A.
United Kingdom	Computer Associates 1 Limited
South Africa	Computer Associates Africa (Pty) Limited
Australia	Computer Associates Child Care Centre of Australia Pty Ltd
United Kingdom	Computer Associates Digital Schoolhouse
Italy	Computer Associates Holding (Italy) S.r.l. Unipersonale
Netherlands	Computer Associates Holding 1 BV
Netherlands	Computer Associates Holding 4 BV
United Kingdom	Computer Associates Holding Limited
Japan	Computer Associates Holdings YK
United Kingdom	Computer Associates Investments Limited
Luxembourg	Computer Associates Luxembourg S.a.r.L.
Bahrain	Computer Associates Middle East WLL
United Kingdom	Computer Associates UK Limited
Australia	Concord Communications (Asia Pacific) Pty. Limited (Australia)
United Kingdom	Concorde Communications UK Limited
Germany	Cybermation GmbH
Uruguay	JEWDY SA
Portugal	Main-Software de Sistemas S.A.
Netherlands	Netegrity BV
Netherlands	Niku Corporation BV
Germany	Niku Corporation Gmbh
United Kingdom	Niku Corporation Ltd
Australia	Niku Corporation Pty., Ltd.
Netherlands	Niku Europe BV
Netherlands	Pardalis Holding B.V.
Philippines	Philippine Computer Associates International, Inc
Indonesia	PT CA Indonesia
United Kingdom	Sterling Software (Netherlands) II B.V.
Netherlands	Sterling Software (Netherlands) IV B.V.
Portugal	Sterling Software (Portugal) Informatica, Lda.
United Kingdom	Sterling Software (UK) III Limited
United Kingdom	Wily Technology (UK) Limited
Germany	Wily Technology Deutschland GmbH
France	Wily Technology France SAS
Japan	Wily Technology Japan KK